EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Pumatech, Inc. of our report dated May 23, 2003 relating to the financial statements of Starfish Software, Inc., which appears in Exhibit 99.1 of the Current Report on Form 8-K/A of Pumatech, Inc. filed June 10, 2003.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

December 10, 2003